UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2015

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On September 10, 2015, the Board of Directors of Citizens Financial Group, Inc. (the “Company”) appointed Christine M. Cumming to the Company’s Board of Directors effective October 1, 2015.

Ms. Cumming most recently served as First Vice President and Chief Operating Officer for the Federal Reserve Bank of New York prior to her retirement in June 2015. She held a number of senior leadership positions over the course of 35 years at the Federal Reserve Bank of New York.

Ms. Cumming’s appointment expands the Company’s Board of Directors from 12 to 13 directors. She will serve on the Risk Committee of the Company’s Board of Directors. Ms. Cumming will receive compensation for her services pursuant to the Citizens Financial Group, Inc. Non-Employee Directors Compensation Policy.

A copy of the Company’s press release announcing Ms. Cumming’s appointment is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press Release issued by the Company, dated September 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Stephen T. Gannon
Stephen T. Gannon
Executive Vice President and General Counsel

Date: September 15, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company, dated September 15, 2015